EXHIBIT 99.1

AGREEMENT OF JOINT FILING

     David Katzman, Daniel Gilbert, Camelot Ventures/CJ, L.L.C., Camelot Ventures, L.L.C. and Lens Express LLC hereby agree that the Schedule 13D to which this Agreement is attached as an exhibit and any amendment to such Schedule 13D may be filed on behalf of each such person.

Dated: February 7, 2003	/s/ DAVID KATZMAN David Katzman

Dated: February 7, 2003	/s/ DANIEL GILBERT Daniel Gilbert

Dated: February 7, 2003	CAMELOT VENTURES/CJ, L.L.C.

	By:	/s/ DAVID KATZMAN David Katzman

Its: President and Manager

Dated: February 7, 2003	CAMELOT VENTURES, L.L.C.

	By:	/s/ DAVID KATZMAN David Katzman

Its: President and Manager

Dated: February 7, 2003		LENS EXPRESS LLC

	By:	/s/ DAVID KATZMAN David Katzman

Its: President and Manager